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Filed by 3Com Corporation Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 Subject Company: 3Com Corporation Commission File No.: 000-12867
This filing consists of transcript of 3Com Corporation investor conference call held on September 28, 2007.

2

Final Transcript

Conference Call Transcript

COMS — 3Com Strategic Announcement

Event Date/Time: Sep. 28. 2007 / 10:00AM ET

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CORPORATE PARTICIPANTS
John Vincenzo
3Com Corp. — IR
Edgar Masri
3Com Corp. — President, CEO
Jay Zager
3Com Corp. — CFO
CONFERENCE CALL PARTICIPANTS
Jennifer Dolly
RBC Capital Markets — Analyst
John Marchetti
Morgan Stanley — Analyst
Andy Baker
Jefferies — Analyst
Manny Recarey
Kaufman Brothers — Analyst
PRESENTATION

Operator
Good day and welcome to this 3Com conference call. Today’s conference is being recorded. At this time for opening remarks and introductions I’d like to turn the call over to John Vincenzo, head of Investor Relations. Please go ahead, sir.
John Vincenzo - 3Com Corp. — IR
Thank you and thank you, everyone, for joining us today. Before I turn the call over to our President and CEO, Edgar Masri, let me first read a brief Safe Harbor statement.
The remarks to be made on this conference call contain forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These include forward-looking statements regarding our proposed acquisition by Bain Capital and Huawei Technologies and our future plans. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks include without limitation of the risks detailed in the Company’s SEC filings. With that, let me turn the call over to Edgar Masri.

Edgar Masri - 3Com Corp. — President, CEO
Thank you, John. And thank you, everyone, for joining us today as we share with you some exciting news for 3Com. I’m also joined here by Jay Zager, our Chief Financial Officer, and [Bob Aldrich], our Corporate Controller.
As most of you know by now, today we announced that we have reached an agreement to be acquired by affiliates of Bain Capital for $2.2 billion or $5.30 per share in cash. Over the next few minutes I will share with you our perspective on why this is good for 3Com and, most importantly, our shareholders.
At 3Com we are building a next generation global networking leader. Our Board of Directors and senior management continually review our long-term business plan with an eye towards how we can best reach this goal and unlock shareholder value. They’ve thoroughly reviewed a

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number of strategic alternatives to support our objective and unanimously agreed that Bain Capital’s offer was in the best interest of all constituents, shareholders, employees, customers and partners.
Now from a shareholder perspective the $5.30 purchase price is a 44% premium over the $3.68 per share of our stock price as of yesterday’s market close. And another key element of the transaction is that affiliates of Huawei Technologies will acquire a minority interest in the Company and become a commercial and strategic partner of 3Com. Now all of this is subject to shareholder as well as certain government and regulatory approvals which could take several months to complete. We anticipate though that completing the transaction will take place by the first quarter of calendar 2008.
Now what does this mean for 3Com? First, from a business standpoint going private gives us more flexibility to execute our business plan outside of the rigid demands of the publicly traded company. And as a private company we will be able to increase our focus on our long-term strategic objective rather than the intensive quarterly focus required of publicly traded companies. Management can make crisp decisions without worrying about the short-term impact on the stock.
And as most of you probably know, Bain Capital has a proven track record of investing in high potential companies and helping them unlock value by providing strong financial resources and strategic insight. Bain Capital’s significant investment in our company validates the tremendous opportunity for growth 3Com has ahead of it. They also recognize the potential a combined 3Com and H3C offers and they are committed to building a global networking franchise leader.
And adding Huawei as a minority shareholder and strategic and commercial partner will help further enhance the H3C business in China. Huawei currently represents more than 30% of H3C’s revenue and its participation in this transaction also aligns one of the world’s largest technology companies with the long-term success of 3Com.
So what are the next steps? Until the transaction is complete we will continue to operate as an independent company. We’ve been very open with Bain Capital about our plans to grow 3Com into a global leader with growth in all regions as well as our existing plans to leverage our strength in Asia. They agree this is the right approach. It is important also that we continue to focus on our day-to-day execution and minimize any potential impact we have on our customers. I believe that Bain Capital’s valuation of 3Com demonstrates its commitment to the long-term success of 3Com in the marketplace.
For customers, they should know that this is business as usual across the entire company and that we will continue to focus on their current and long-term needs. 3Com and Bain Capital are committed to ensure that this transaction has minimal impact on our customers. And we will continue to provide the high-quality products and we remain committed to building a world-class sales, service and support organization to meet our customers’ business and technology needs.
So now what happens next? As I mentioned, it will likely take several months before this transaction closes. That is why it is important that we continue to execute in the business as usual mode. We will continue to and invest in strategic areas of our business such as sales and service and support. And we must focus on profitable revenue growth in fiscal Q2 and beyond.
Over the next several months we will be working closely with Bain Capital to plan for a smooth transition. I am very excited about the opportunity we have ahead of us. Bain Capital is one of the most respected private equity firms in the world with a proven track record of success. Together we can all focus on growing our business and building a global networking leader. Thank you. And with this — see if there are any questions.
QUESTION AND ANSWER

Operator
(OPERATOR INSTRUCTIONS). Mark Sue, RBC Capital Markets.

Jennifer Dolly - RBC Capital Markets — Analyst

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Hi, this is [Jennifer Dolly] in for Mark. Just a couple of quick questions. One, just wondering if you had other interested parties in 3Com? I know that there’s been talk of a private equity take out for over a year now. And the second question is just are you still going to plan on spinning out TippingPoint in an IPO or will that just remain part of the Company?

Edgar Masri - 3Com Corp. — President, CEO
Okay, let me make sure I understood the first question. Did you say are there are other interests?

Jennifer Dolly - RBC Capital Markets — Analyst
Yes, other interested parties that — I think about a year ago there was also talk of private equity companies checking the Company out.

Edgar Masri - 3Com Corp. — President, CEO
So as I mentioned in my opening remarks, the Board thoroughly reviewed a number of strategic alternatives to support our objective. And at the end of the date they unanimously agreed that Bain Capital’s offer was in the best interest of all constituents. And so I will stick to this. Now on TippingPoint, clearly moving forward we will continue with our plan, we’re looking at having TippingPoint being run as an autonomous entity. And at the end of the day the new owners will have to determine how best to make this TippingPoint division autonomous. As far as we’re concerned it is business as usual and I’m expecting the TippingPoint team to stay engaged and work on separating their business from 3Com.

Jennifer Dolly - RBC Capital Markets — Analyst
Okay, thank you.

Operator
John Marchetti, Morgan Stanley.

John Marchetti - Morgan Stanley — Analyst
Thank you very much. Edgar, you mentioned the valuation of $5.30 being very, very reasonable. And I’m just curious, if we go back to when you bought the remaining 49% stake of the JV, it implied a value of that JV roughly around $1.8 billion or $4.50, $4.55 a share. So I’m just curious, I mean, that would imply that either you overpaid for that or the rest of 3Com is essentially worth $0.75, $0.80 a share there. And I was just wondering how you and the Board came to the decision that $5.30 was the right number? Thank you.

Jay Zager - 3Com Corp. — CFO
Excuse me, John, this is Jay. I think both transactions have to be looked at as two independent events. At the time the Company acquired the remaining interest in H3C we put a price on the table that we thought was reasonable and made sense at that time. And right now obviously as we looked at the offers presented us in the strategic options today, the Board determined with management’s support that this particular transaction at this point in time made sense for us.

John Marchetti - Morgan Stanley — Analyst
Is there — I guess — the question I guess then would be did you feel that it was either more difficult than you had originally anticipated to run the H3C business on your own?

Jay Zager - 3Com Corp. — CFO

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That [didn’t] enter into the discussion. I mean basically we looked at the Company, as part of this process we developed a strategic plan; we worked very closely with our management team. Obviously as part of this process our advisors presented us their opinions in terms of a fairness proposal and basically we came to the conclusion that this made sense. We didn’t go back and reassess how the Company was put together.

John Marchetti - Morgan Stanley — Analyst
Okay, thank you.

Operator
(OPERATOR INSTRUCTIONS). Andy Baker, Jefferies.

Andy Baker - Jefferies — Analyst
Thanks a lot for taking the question. Just a question on the Huawei investment here. Can you tell us what percent their minority stake is going to be? And sort of how the overall financing of this transaction is going to take place given the issues in the credit market?

Jay Zager - 3Com Corp. — CFO
Let me just try that for a second. Are you there?

Andy Baker - Jefferies — Analyst
Yes.

Jay Zager - 3Com Corp. — CFO
In addition to filing the press release we filed today an 8-K which basically summarizes the merger agreement. There will be a more definitive description of the merger agreement coming out shortly. And then probably in the next two to three to four weeks there will be a full proxy statement. And that information will be contained — there will be much more detail in those documents. So I think you’re going to have to wait a couple days or a little while before you can get specific answers to those questions.

Edgar Masri - 3Com Corp. — President, CEO
But very importantly, Andy, as I said, close to 30% of H3C’s business comes from Huawei. We’ve always been getting questions about Huawei skin in the game. Here with this engagement Huawei becomes a commercial and strategic partner of 3Com or the minority interest. So I believe it is addressing any concern and positioning us to be very successful in all the markets and the customers to whom Huawei sells.

Andy Baker - Jefferies — Analyst
Why did they exit six months ago? And I guess they’re sort of taking the stake right back again.

Edgar Masri - 3Com Corp. — President, CEO
Let me and — I’ll repeat what I said. Huawei all along has (inaudible) spinning off businesses, you need to ask them more specifically but they’ve had a tendency to do that. This was part of their plan all along. We, at that point in time, won the business through the bid auction process, this time around with the help of Bain has been achieved through the commercial agreement and we’ve captured a lot of feedback over the past six months and this is that we believe is in the best interest of shareholders, customers and partners.

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Operator
Manny Recarey, Kaufman Brothers.

Manny Recarey - Kaufman Brothers — Analyst
Good morning, congratulations my questions have been answered. Thanks.

Operator
(OPERATOR INSTRUCTIONS).

John Vincenzo - 3Com Corp. — IR
I think if there are no more questions I think that will conclude our call for the day.

Operator
I’m sorry; there are just a couple more questions in our queue.

John Vincenzo - 3Com Corp. — IR
Sure, we’ll take them.

Operator
Andy Baker.
Andy Baker - Jefferies — Analyst
Thanks for taking my follow up. Just wondering from your point of view what do you think that Bain brings to the table in terms of helping you grow the business and manage it going forward?

Edgar Masri - 3Com Corp. — President, CEO
Sure, let me quickly address this. Bain has a track record that’s very successful to a track record of investing in companies and building them to be a successful entity. They have a presence — strong presence in China, they have a great connection with Huawei. Building this business, as we discovered over the past several months in requiring close coordination between the 3Com U.S. and Western Europe and China and Bain is tremendously helpful in doing that.
Most importantly so actually — three of our men and my executives have gone and been in a situation where we have a combined 21 years of working with the [end capsule] and having successful outcome. And that gave us all a high level of comfort that Bain Capital is here to come and support us as a really great company.

Andy Baker - Jefferies — Analyst
Great, thanks a lot. Congratulations again.

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Edgar Masri - 3Com Corp. — President, CEO
Thank you very much.

Operator
(OPERATOR INSTRUCTIONS). This concludes today’s question-and-answer session. At this time I’d like to turn it back over to our speakers for any closing or additional remarks.

Edgar Masri - 3Com Corp. — President, CEO
I want to thank you all for being on this call and for your questions. Again, I’m very excited about this opportunity we have ahead of us and together we can all focus on growing our business and building a global networking leader. Thank you very much.

Operator
This concludes today’s conference call. We thank you for your participation. You may now disconnect.

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Additional Information About the Transaction and Where to Find It
In connection with the proposed merger, 3Com will file a proxy statement with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement when it becomes available because it will contain important information about 3Com and the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by 3Com at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from 3Com by directing such request to 3Com Corporation 350 Campus Drive, Marlborough, MA 01752-3064 Attention: Investor Relations; Telephone: 508-323-1198. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

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3Com and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of 3Com’s participants in the solicitation is set forth in 3Com’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

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